50 Minuteman Road • Andover, MA 01810 • 866.627.6951 • mrcy.com Does not contain Technical Data. //Private and Restricted/No Tech Data// Separation Agreement and General Release January 12, 2024 Revised February 15, 2024 Mercury Systems, Inc. and its subsidiaries (the “Company”) has notified the employee listed in the table below (“you” or the “Employee”) that your employment will end on the Separation Date listed in the table below. This Separation Agreement and General Release (this “Agreement”) outlines the special severance package and other consideration that the Company is offering to you in connection with your separation from the Company (the “Special Severance Package”). The table below has defined terms that are used throughout this Agreement: Defined Term Meaning “You” or “Employee” Allen Couture Employee ID #: 16672 “Separation Date” February 16, 2024 “Human Resources Business Partner” Steve Ratner “Number of Weeks of Salary Continuation after Termination of Employment” 52 weeks “Due Date for Signed Agreement” February 26, 2024 You must take the following actions to obtain the Special Severance Package: 1. You must sign this Agreement and then email that signed Agreement to Steve Ratner by the later of (a) the Due Date for Signed Agreement listed above, and (b) the end of the forty-five (45) calendar day period after your receipt of this Agreement. If you cannot email the signed Agreement, please contact your Human Resources Business Partner for mailing instructions or other delivery options. 2. After the Separation Date, you must sign and deliver the Affirmation of Separation Agreement and General Release that is attached to this Agreement as Exhibit A (the “Affirmation”) to the Company by email to Steve Ratner before the end of the forty-five (45) calendar day period after the Separation Date. If you cannot email the Agreement, please contact your Human Resources Business Partner for mailing instructions or other delivery options. 3. You must not revoke this Agreement during the revocation period specified in the “Consideration/Revocation” section of this Agreement. Special Severance Package The Company will provide you with the Special Severance Package described below in consideration of your acceptance of all of the terms and conditions of this Agreement and subject to your compliance with the terms and conditions hereunder. 1. Continued Employment. The Company will continue your employment through the Separation Date.

Page 2 50 Minuteman Road • Andover, MA 01810 • 866.627.6951 • mrcy.com Does not contain Technical Data. //Private and Restricted/No Tech Data// 2. Salary Continuation. The Company will pay your regular salary to you for a period of week(s) equal to the Number of Weeks of Salary Continuation after Termination of Employment listed in the table on page 1 of this Agreement (the “Salary Continuation Period”), less legally-required and voluntarily-authorized deductions (such payments, the “Salary Continuation”). The Company will make the Salary Continuation payments to you beginning with the first payroll cycle after the Effective Date of the Affirmation. The Salary Continuation will be paid in equal installments on the Company’s regularly scheduled paydays. 3. Bonus. You will receive a lump sum payment of your target annual bonus (excluding any potential over- achievement bonus) for Fiscal Year 2024. Any amount payable to you under this section will be paid to you in the ordinary course of the Company’s business. 4. Amendment to FY23 Outstanding Equity Awards. Your outstanding fiscal 2023 equity awards shall be amended to provide the same severance-based vesting as was included in your fiscal 2024 equity awards, such that in the event of a qualifying termination for non-change in control severance, that the vesting of the time-based awards shall accelerate at the Separation Date for equity awards that would vest in the Salary Continuation Period, and the vesting of the performance awards shall be prorated at the Separation Date with the actual payout dependent on the Company’s performance for the entire performance period. 5. Benefits. If you currently participate in medical, vision and/or dental coverage under the Company’s group health plan, and you properly and timely elect to continue such coverage in accordance with the continuation requirements of COBRA, then the Company shall pay the same portion of your premium as it pays with respect to active employees (at the same level of coverage for you and your covered dependents in effect immediately prior to the Separation Date) for a period of time equal to the Salary Continuation Period (unless your COBRA coverage period ends earlier) (the “COBRA Payment Period”). Following the COBRA Payment Period, and provided that the COBRA coverage period has not expired, you shall be entitled to continue your elected COBRA coverage for the remainder of the COBRA coverage period at your own and sole expense. Company payments of your COBRA premiums are subject to all the terms and conditions set forth in the Company’s group health plan and are intended to avoid any excise tax under Section 4980D of the Internal Revenue Code of 1986, as amended (the “Code”). If the Company, in its sole discretion, determines that the payments of any COBRA premiums would violate the nondiscrimination rules or cause the reimbursement of claims to be taxable under the Patient Protection and Affordable Care Act of 2010, together with the Health Care and Education Reconciliation Act of 2010 (collectively, the “Act”) or Section 105(h) of the Code, the premium payments may be imputed as income and treated as taxable to you to the extent necessary to eliminate any discriminatory treatment or taxation under the Act or Section 105(h) of the Code. If you become employed by another employer and are eligible for coverage under the group benefits plan of the new employer, then the Company will no longer pay premiums for COBRA continuation as of the date of eligibility. You agree to immediately notify the Company in writing of such new employment so that the Company receives such notification prior to the commencement of such new employment. You shall deliver such notice to Mercury Systems, Inc., Attention: Total Rewards, 50 Minuteman Road, Andover, MA 01810.

Page 3 50 Minuteman Road • Andover, MA 01810 • 866.627.6951 • mrcy.com Does not contain Technical Data. //Private and Restricted/No Tech Data// 6. Outplacement Services. The Company pay you $30,000, less legally-required and voluntarily-authorized deductions, in lieu of providing you up for such dollar amount of executive outplacement services through a provider designated by the Company. The Company will make this payment to you with the first payroll cycle after the Effective Date of the Affirmation. 7. Waiver of Reimbursement Obligations. The Company will waive any obligation that you reimburse the Company for tuition payments previously reimbursed to you, any signing bonus, or any relocation or immigration assistance paid or provided to you by the Company that would otherwise be required to be repaid to the Company in connection with the termination of your employment. You understand and agree that you would not receive the monies and/or benefits specified above, except for your timely signing and non-revocation of this Agreement and the fulfillment of the promises contained herein. If you breach any provision of this Agreement, then you shall not be entitled to any additional monies and/or benefits specified above; however, your release of claims shall remain in effect. Performance of Job Duties You must continue to satisfactorily perform your job duties through the Separation Date. Those actions include, but are not limited to, continuing to work your regularly scheduled hours, organizing your electronic and hard copy files for transition to appropriate persons designated by the Company, your professional and good faith participation in any meetings with appropriate Company employees regarding your responsibilities and past and current projects, maintaining a professional, discreet, and collaborative demeanor during any interactions with Company employees, customers, suppliers, and/or consultants, and your performance of any other duties or projects that may be directed by the Company to assist with the transition of your duties. Acknowledgements and Affirmations You affirm that you have not filed, caused to be filed, or presently are a party to any claim against the Company. Nothing in this Agreement or these affirmations is intended to impair your rights under whistleblower laws or cause you to disclose your participation in any governmental whistleblower program or any whistleblowing statute(s) or regulation(s) allowing for anonymity. You also affirm that you have reported all hours worked as of the date you sign this Agreement and have been paid and/or has received all compensation, wages, bonuses, commissions, paid sick leave, predictability pay, and/or benefits which are due and payable as of the date you sign this Agreement, except for any payments due under the Special Severance Package. You also affirm you have been reimbursed for all necessary expenses or losses in following the Company’s directions or incurred by you within the scope of your employment as of the date you sign this Agreement. You affirm that you have no known workplace injuries or occupational diseases. You further affirm that you have been granted any leave to which you were entitled under the Family and Medical Leave Act and state and local leave and disability accommodation laws. You also affirm that you have not reported internally to the Company any allegations of wrongdoing by the Company or its officers, including any allegations of corporate fraud, and you have not been retaliated against for reporting any such allegations internally to the Company. You and the Company acknowledge your rights to make truthful statements or disclosures required by law, regulation, or legal process and to request or receive confidential legal advice, and nothing in this Agreement shall be deemed to impair those rights. General Release, Claims Not Released & Related Provisions

Page 4 50 Minuteman Road • Andover, MA 01810 • 866.627.6951 • mrcy.com Does not contain Technical Data. //Private and Restricted/No Tech Data// General Release. You, on your own behalf and on behalf of your heirs, executors, administrators, successors, and assigns, hereby voluntarily and knowingly release and forever discharge the Company and all of its predecessor, successor, parent, subsidiary, affiliated and related companies and all of their present, former and future directors, officers, trustees, members, attorneys, employees, shareholders, agents, successors, assigns and representatives, individually and in their official capacities, and their employee benefit plans and programs and their administrators and fiduciaries, individually and in their official capacities (collectively referred to as the “Releasees”) of and from any and all claims, known or unknown, suspected or unsuspected, asserted or unasserted, arising or which may have existed at any time to the date of the signing of this Agreement, whether in law or equity, including, but not limited to, any claims arising from any alleged violation by Releasees of any federal, state or local statutes, ordinance or common laws, specifically including, but not limited to, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Worker Adjustment and Retraining Notification Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Immigration Reform and Control Act, the Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act of 1990, the Occupational Safety and Health Act, the Family and Medical Leave Act, the Fair Credit Reporting Act, the Equal Pay Act, the Genetic Information Nondiscrimination Act of 2008, the Massachusetts Law Against Discrimination, G.L. c. 151 B, Massachusetts Wage Payment Statute, G.L. c. 149, § §148, 148A, 148B, 149, 150, 150A-150C, 151, 152, 152A, et seq., Massachusetts Wage and hour laws, G.L. c. 151§1A et seq.; the New Jersey Law Against Discrimination, N.J. Rev. Stat. § 10:5-1 et seq., the New Jersey Conscientious Employee Protection Act, N.J. Stat. Ann. § 34:19-3 et seq., and any and all other federal, state, county or local ordinances, statutes or regulations or public policy, all as may be amended, which may lawfully be released, and any other claim relating to or arising out of your employment with or separation from the Company, including, without limitation, any claim for costs, fees or other expenses including attorneys’ fees in connection with these matters. Further, you hereby agree to resign from all affiliated Company director or fiduciary positions, including any board of directors, board committee, and benefit plan fiduciary positions with the Company and any parent, subsidiary, and affiliates of the Company. Claims Not Released. You are not waiving any rights you may have to: (i) your own vested or accrued employee benefits under any applicable Company qualified retirement benefit plan and non-qualified deferred compensation matching plan as of the Separation Date; (ii) benefits and/or the right to seek benefits under applicable workers’ compensation and/or unemployment compensation statutes; (iii) pursue claims which by law cannot be waived by signing this Agreement; and (iv) enforce this Agreement. Governmental Agencies. Nothing in this Agreement prohibits, prevents, or otherwise limits you from filing a charge or complaint with or participating, testifying, or assisting in any investigation, hearing, or other proceeding before any federal, state, or local government agency (e.g., the Equal Employment Opportunity Commission, the National Labor Relations Board, the U.S. Securities and Exchange Commission) or in any legislative or judicial proceeding nor does anything in this Agreement preclude, prohibit or otherwise limit, in any way, your rights and abilities to contact, communicate with or report unlawful conduct, or provide documents, to federal, state, or local officials for investigation or participate in any whistleblower program administered by any such agencies. In addition, nothing in this Agreement, including but not limited to the release of claims nor the confidentiality, non-disparagement, and return of property clauses, prohibits you from: (i) reporting possible violations of federal or other law or regulations, including any possible securities laws violations, to any governmental agency or entity, including but not limited to the U.S. Department of Justice, the U.S. Securities and Exchange Commission, the Commodity Futures Trading Commission, the U.S. Congress, or any agency Inspector General; (ii) making any other disclosures that are protected under the whistleblower provisions of federal or other law or regulations; or (iii) filing a charge or complaint or otherwise fully participating in any governmental whistleblower programs, including but not limited to any such programs managed or administered by the U.S. Securities and Exchange Commission, the Commodity Futures Trading Commission and/or the

Page 5 50 Minuteman Road • Andover, MA 01810 • 866.627.6951 • mrcy.com Does not contain Technical Data. //Private and Restricted/No Tech Data// Occupational Safety and Health Administration. You are not required to notify or obtain permission from the Company when filing a governmental whistleblower charge or complaint or engaging or participating in protected whistleblower activity. Moreover, nothing in this Agreement prohibits or prevents you from receiving individual monetary awards or other individual relief by virtue of participating in such governmental whistleblower programs. Additionally, nothing in this Agreement prohibits or prevents you from testifying in any administrative, legislative, or judicial proceeding concerning alleged criminal conduct or sexual harassment on the part of the Company or any agents or employees of the Company, when you have been required or requested to attend the proceeding pursuant to a court order, subpoena, or written request from an administrative agency or the Legislature. Collective/Class Action Waiver. If any claim is not subject to release, to the extent permitted by law, you waive any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a claim in which the Company or any other Releasee identified in this Agreement is a party. Waiver of Civil Code Section 1542 The following provision is applicable to you only if you have worked for the Company in California. To effect a full and complete general release as described above, you expressly waive and relinquish all rights and benefits of section 1542 of the Civil Code of the State of California, and do so understanding and acknowledging the significance and consequence of specifically waiving section 1542. Section 1542 of the Civil Code of the State of California states as follows: A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party. Thus, notwithstanding the provisions of section 1542, and to implement a full and complete release and discharge of the Releasees, you expressly acknowledge this Agreement is intended to include in its effect, without limitation, all claims you do not know or suspect to exist in your favor at the time of signing this Agreement, and that this Agreement contemplates the extinguishment of any such claims. You warrant you have read this Agreement, including this waiver of California Civil Code section 1542, and that you have consulted with or had the opportunity to consult with counsel of your choosing about this Agreement and specifically about the waiver of section 1542, and that you understand this Agreement and the section 1542 waiver, and so you freely and knowingly enters into this Agreement. You further acknowledge that you later may discover facts different from or in addition to those you now know or believe to be true regarding the matters released or described in this Agreement, and even so you agree that the releases and agreements contained in this Agreement shall remain effective in all respects notwithstanding any later discovery of any different or additional facts. You expressly assume any and all risk of any mistake in connection with the true facts involved in the matters, disputes, or controversies released or described in this Agreement or with regard to any facts now unknown to you relating thereto. Non-Disclosure You agree that you will not disclose, directly or indirectly, the existence of this Agreement or any terms or provisions of this Agreement, except: (a) to members of your immediate family, on the condition that they be

Page 6 50 Minuteman Road • Andover, MA 01810 • 866.627.6951 • mrcy.com Does not contain Technical Data. //Private and Restricted/No Tech Data// advised that they cannot further disclose the same to others; (b) as may be necessary to obtain professional legal and/or tax advice; (c) as required by applicable law; and/or (d) to any federal, state or local government agency. For purposes of this paragraph, “immediate family” includes spouse, parents and children. By signing this Agreement, your signature affirms that you have not previously breached this paragraph. You acknowledge this provision constitutes a material inducement to the Company to enter into this Agreement. Nothing in this Agreement has the purpose or effect of preventing you from making truthful disclosures about alleged unlawful conduct. Additionally, this provision shall not be construed to limit your rights under the National Labor Relations Act including, but not limited to, the right to engage in protected concerted activity, including discussing terms and conditions of employment with coworkers, and attempting to improve terms and conditions of employment through channels outside the immediate employee-employer relationship, such as through the National Labor Relations Board. Non-Disparagement You agree that you will refrain from making false statements that are maliciously disparaging or defamatory about Releasees, or Releasees’ customers, suppliers, or vendors, including but not limited to communications on social media websites such as Facebook, Twitter, LinkedIn, or Glassdoor, on blogs, by text or email or other electronic means. This provision does not prohibit you from making truthful statements about the terms or conditions of your employment, or from exercising your rights under the National Labor Relations Act, government whistleblower programs, or whistleblowing statutes or regulations. Protection of Confidential Information You further agree that you have not and will never, directly or indirectly, use or disclose any Confidential Information of Releasees. For purposes of this Agreement, “Confidential Information” is defined as any and all information not generally known to others with whom Releasees do business, or plan to compete or do business (including, without limitation, information related to Releasees’ services, customers, customer lists, markets, developments, inventions, processes, formulas, technology, marketing, finances and all other business information), and also includes comparable information that Releasees receive or have received belonging to others who do business with Releasees. This obligation specifically includes, but is not limited to, information protected from disclosure by the Health Insurance Portability and Accountability Act, the Americans with Disabilities Act and all other federal and state laws governing the confidentiality of employee information. Confidential Information includes all information that Releasees receive or have received from others with any understanding, express or implied, that it will not be disclosed. Confidential information does not include information regarding wages or other terms and conditions of employment. Under the federal Defend Trade Secrets Act of 2016, you shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made to your attorney in relation to a lawsuit against the Company for retaliation against you for reporting a suspected violation of law; or (c) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. You acknowledge and recognize that any disclosure of Confidential Information by you may give rise to irreparable injury to Releasees, which may not be adequately compensated by monetary damages, and that Releasees shall be entitled, in addition to any other damages, to obtain without posting a bond, an injunction restraining you from disclosing, in whole or in part, the Confidential Information (or from rendering services to any person or entity to whom such Confidential Information, in whole or in part, may be or has been disclosed). Return of Property

Page 7 50 Minuteman Road • Andover, MA 01810 • 866.627.6951 • mrcy.com Does not contain Technical Data. //Private and Restricted/No Tech Data// Except as provided otherwise in this Agreement or by law, you agree to return to the Company immediately upon your separation or as otherwise requested by the Company, without copying or otherwise reproducing, all the Company property, including without limitation, Confidential Information, computer and paper files, mailing lists, reports, memoranda, records, computer hardware, software, data, cellular telephones, credit cards, door and file keys, computer access codes or disks and instructional manuals, and other physical or personal property which you received or prepared or helped prepare in connection with your employment with the Company, and that you will not retain any copies, duplicates, reproductions or excerpts thereof. Assignment of Intellectual Property You hereby assign to the Company any right, title and interest to all Intellectual Property, to the maximum extent permitted by applicable law. You agree to sign any and all applications for domestic or foreign patents, copyrights, and other proprietary rights and to do such other acts (including, among others, the signing and delivery of instruments of further assurance or confirmation) requested by the Company to assign the Intellectual Property to the Company and to permit the Company to enforce any patents, copyrights and other proprietary rights in the Intellectual Property, to the maximum extent permitted by applicable law. You will not charge the Company for time spent in complying with these obligations. For purposes of this Agreement, “Intellectual Property” means inventions, copyrightable works, discoveries, developments, clinical and other research materials, methods, processes, compositions, works, concepts and ideas (whether or not patentable or copyrightable or constituting trade secrets) conceived, made, created, developed or reduced to practice by you (whether alone or with others) during your employment that relate in any way to the business, products or services of the Company or to any prospective activity of the Company, or which were assisted in any way by Company resources or facilities. Intellectual Property includes, without limitation, all Confidential Information. Furthermore, you acknowledge and agree that, without obtaining prior written authorization from the Company’s General Counsel, you are prohibited from (a) publishing any information or materials related to or arising out of your employment at the Company, and (b) mentioning the Company in any published work. Enforcement of Covenants You agree that if you violate any of the foregoing covenants, then in addition to all other remedies that may be available and damages that may be awarded to the Company, you shall continue to be bound by the restrictions set forth in such covenant until a period of twelve (12) months has expired without any violation of such provision, to the maximum extent permitted by applicable law. You further acknowledge that the scope of prohibited activities and time duration of these restrictions are reasonable in nature and are no broader than are necessary to maintain the goodwill of the Company and the confidentiality of its Confidential Information and to protect the other legitimate business interests of the Company. You further acknowledge that assertion of a breach of this Agreement by the Company shall not serve as a defense to claims arising from the Company’s enforcement of this Agreement. No Admission You acknowledge and agree that the existence and signing of this Agreement shall not be considered as an admission by Releasees of wrongdoing or any liability, error, violation or omission. The purpose of this Agreement is to “buy peace” from future claims. Cooperation

Page 8 50 Minuteman Road • Andover, MA 01810 • 866.627.6951 • mrcy.com Does not contain Technical Data. //Private and Restricted/No Tech Data// You agree that, following the separation of your employment with the Company, you will cooperate fully with the Company, upon the Company’s written request, in relation to the defense, prosecution or other involvement by the Company, in any continuing or future claims, lawsuits, charges, audits and internal or external investigations that arise out of events or business matters that occurred during your employment with the Company to the extent you are not taking a position adverse to the Company in such matters. This continuing duty of cooperation shall include you being available to the Company, upon reasonable notice, for depositions, interviews and appearances as a witness, and furnishing information to the Company and its legal counsel upon request. The Company agrees to reimburse you for reasonably documented travel, food, and lodging expenses in connection with the aforementioned cooperation. If you are employed at a new employer, you shall not be required, in connection with the aforementioned cooperation, to be absent from your employment in a manner that causes you to lose wages or to use up paid vacation time granted to you by your new employer unless you are fairly compensated for such lost wages or lost paid vacation time. Further, you agree to be available to the Company, upon reasonable notice, to answer questions regarding matters in addition to the legal matters discussed in the above paragraph on the same terms as set forth above. Entire Agreement This Agreement constitutes the entire agreement between you and Releasees and supersedes all prior and contemporaneous agreements, communications and understandings, written or oral, with respect to all matters including, but not limited to, your employment and its separation; provided, however, that this Agreement shall not terminate or supersede any ongoing obligations you may have pursuant to your Confidentiality Agreement with the Company, and any and all arbitration, intellectual property, non-compete, restrictive covenant, non- solicitation, non-disclosure, or confidentiality agreements between you and the Company that exist on the date of this Agreement which shall remain in full force and effect according to their terms.. You acknowledge that you have not relied on any representations, promises, or agreements of any kind made to you in connection with your decision to accept this Agreement, except for those set forth in this Agreement. This Agreement may not be modified, altered or changed except in writing and signed by both parties wherein specific reference is made to this Agreement. This Agreement may be signed in counterparts, each of which shall be deemed an original, but all of which, taken together shall constitute the same instrument. A signature made on a faxed or electronically mailed copy of this Agreement or a signature transmitted by facsimile or electronic mail will have the same effect as the original signature. Understanding and Governing Law In signing this Agreement, you give the Company assurance that you have read and understand all provisions of this Agreement and that you have signed this Agreement freely and voluntarily. You acknowledge and understand that this Agreement will be governed by and interpreted in accordance with the laws of the state in which you worked for the Company as of the date you sign this Agreement, without giving effect to its conflicts of laws provisions. In the event of a breach of any provision of this Agreement, either party may institute an action specifically to enforce any term or terms of this Agreement and/or to seek any damages for breach. If any portion of this Agreement shall to any extent be declared unenforceable or illegal by a court of competent jurisdiction, the remainder of this Agreement shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. Remedies Upon Breach

Page 9 50 Minuteman Road • Andover, MA 01810 • 866.627.6951 • mrcy.com Does not contain Technical Data. //Private and Restricted/No Tech Data// You agree and understand that if you breach any term of this Agreement, in addition to all other remedies available to Releasees in law and in equity, the Company shall be entitled to: (a) discontinue its obligations under this Agreement; (b) recover any and all expenses (including costs and attorneys’ fees) incurred in recovering any and all consideration paid to you pursuant to this Agreement; and (c) obtain a court order enforcing the breached provision(s) of this Agreement. You further understand that you could be held liable in monetary damages to Releasees for any action constituting a breach under this Agreement. This paragraph does not limit the right of Releasees to sue for breach of this Agreement and obtain injunctive relief in connection therewith, nor does it limit your right to sue for breach of this Agreement and obtain injunctive relief in connection therewith. You acknowledge and agree that the return of any consideration paid to you pursuant to this Agreement shall not affect the validity of this Agreement. You shall have no automatic repayment obligations if you were to challenge the Age Discrimination in Employment Act waiver only. Consideration/Revocation The Company wants to be certain that this Agreement, and the consideration (including the Special Severance Package) provided hereunder, will resolve any concerns you may have. The Company therefore encourages you to carefully consider the terms of this Agreement and to seek the advice of an attorney before signing it. You acknowledge that you have had a period of at least forty-five (45) calendar days to consider the terms of this Agreement. You may sign this Agreement and return it to your Human Resources Business Partner at any time within this forty-five (45) calendar day period. You may revoke this Agreement during the seven (7) calendar days immediately following your signing of this Agreement by submitting a revocation, in writing, to your Human Resources Business Partner. The revocation must be postmarked, or if personally delivered received by your Human Resources Business Partner, within seven (7) calendar days after you sign or enter into this Agreement. If you do not revoke this Agreement prior to the expiration of this seven (7) day period, this Agreement shall take effect at that time as a legally binding agreement between you and the Company on the basis set forth herein (the “Effective Date”). If you accept the terms of this Agreement, please sign below and return this Agreement to your Human Resources Business Partner on or before the end of the forty-five (45) calendar day period after your receipt of this Agreement. YOU ARE HEREBY ADVISED THAT YOU HAVE FORTY-FIVE (45) CALENDAR DAYS TO REVIEW THIS SEPARATION AGREEMENT AND GENERAL RELEASE AND ANY AND ALL INFORMATION PROVIDED, AND ARE HEREBY ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING OF THIS SEPARATION AGREEMENT AND GENERAL RELEASE. IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT, ATTACHMENT A TO THIS AGREEMENT CONTAINS A LIST OF: (A) THE JOB TITLES AND AGES OF ALL EMPLOYEES IN THE RELEVANT JOB CLASSIFICATIONS WHO WERE SELECTED FOR THE SEVERANCE PAY AND BENEFITS AS OUTLINED IN THIS AGREEMENT; AND (B) THE JOB TITLES AND AGES OF ALL EMPLOYEES IN THE RELEVANT JOB CLASSIFICATIONS WHO WERE NOT SELECTED FOR THE SEVERANCE PAY AND BENEFITS AS OUTLINED IN THIS AGREEMENT.

Page 10 50 Minuteman Road • Andover, MA 01810 • 866.627.6951 • mrcy.com Does not contain Technical Data. //Private and Restricted/No Tech Data// HAVING ELECTED TO SIGN THIS SEPARATION AGREEMENT AND GENERAL RELEASE, TO FULFILL THE PROMISES AND TO RECEIVE THE SUMS AND BENEFITS ABOVE, YOU FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTER INTO THIS SEPARATION AGREEMENT AND GENERAL RELEASE INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS YOU HAVE OR MIGHT HAVE AGAINST MERCURY SYSTEMS, INC. AND RELEASEES. Sincerely, Steve Ratner Executive Vice President & CHRO

50 Minuteman Road • Andover, MA 01810 • 866.627.6951 • mrcy.com Does not contain Technical Data. //Private and Restricted/No Tech Data// ATTACHMENT A OLDER WORKERS BENEFIT PROTECTION ACT NOTICE TO EMPLOYEES I. Group Covered By Severance Program As a result of Mercury Systems, Inc.’s (the “Company”) decision to restructure its internal operations and reduce the cost of employees, the Company is downsizing its operations. Employees affected by this downsizing include employees of the Company’s executive leadership team. In selecting employees in the affected departments for termination and eligibility for this severance program, the Company selected employees based on performance, seniority, skills, opportunities for employee’s to improve, job functions or responsibilities, and business needs. In connection with the severance program, you are being provided with information as to: (i) any class, unit or group of individuals terminated and covered by such program, any eligibility factors for such termination and, therefore, eligibility for such program, and any time limits applicable to such program; and (ii) the job title and ages of all individuals terminated and, therefore eligible or selected for the program, and the ages of all individuals in the same job classification or organizational unit who are not terminated and, therefore are not eligible or selected for the program. II. Eligibility Factors The Company determined that all employees in the classes, units or departments in the chart in section III below would be eligible for the severance program. The job titles and ages of all persons selected as part of the Company’s reduction in force, and, therefore, who will be offered a severance payment in exchange for a signed separation and release agreement, are indicated in the chart in section III below. The job titles and ages of individuals who were not selected for the program are also indicated in the chart. III. Severance Program Selection Summary See attached.

50 Minuteman Road • Andover, MA 01810 • 866.627.6951 • mrcy.com Does not contain Technical Data. //Private and Restricted/No Tech Data// Employee who were selected for the severance program: Job Title Age EVP, Execution Excellence 55 EVP & Chief Growth Officer 58 Employee who were not selected for the severance program: Job Title Age EVP, General Counsel and Secretary 65 EVP & Chief Financial Officer 63 EVP & Chief Communication Officer 60 EVP & Chief Human Resources Officer 47 EVP 51